Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our reports dated February 23, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Other Permitted Disclosure”, and "Financial Performance" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2026

Appendix A

Fund Name	Registrant
Loomis Sayles High Income Fund	Loomis Sayles Funds II
Loomis Sayles International Growth Fund	Loomis Sayles Funds II
Loomis Sayles Investment Grade Bond Fund	Loomis Sayles Funds II
Loomis Sayles Strategic Alpha Fund	Natixis Funds Trust II
Loomis Sayles Strategic Income Fund	Loomis Sayles Funds II
Natixis Oakmark Fund	Natixis Funds Trust II
Natixis Oakmark International Fund	Natixis Funds Trust I
Natixis U.S. Equity Opportunities Fund	Natixis Funds Trust I